Exh 10.2

AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO PURCHASE AGREEMENT (this “Amendment”), dated as of February 7, 2024, is made and entered into by and between Marpai, Inc., a New York corporation (“Marpai”) and AXA S.A., a French société anonyme (“AXA”). Marpai and AXA are sometimes individually referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (defined below).

R E C I T A L S

WHEREAS, Marpai and AXA are parties to that certain Purchase Agreement dated August 4, 2022 (the “Purchase Agreement”) whereby, among other things, (i) the Equity Sellers sold 100% of the issued and outstanding Units of Maestro Health, LLC, a Delaware limited liability company (“Maestro”) to Marpai for $100.00 in cash and (ii) AXA irrevocably transferred and assigned to Marpai all of AXA’s rights and obligations with respect to receiving payments under that certain Term Loan Agreement, dated May 11, 2022, by and between AXA and Maestro in the principal amount of $59,900,000 (the “AXA Note”);

WHEREAS, on the Closing Date, Marpai paid $100 to the Equity Sellers in full satisfaction of its obligations to such Equity Sellers, and all remaining payment obligations under the Purchase Agreement are owed to AXA;

WHEREAS, pursuant to the Purchase Agreement, following the transfer and assignment of the AXA Note, Marpai had certain annual payment obligations payable to AXA as provided in Section 2.4 and Exhibit 2 of the Purchase Agreement (the “Payment Obligations”);

WHEREAS, as of the date hereof, Marpai has failed to satisfy its Payment Obligations in a timely manner as provided for in the Purchase Agreement, and the Parties have agreed to amend the timing of certain Payment Obligations for the benefit of Marpai; and

WHEREAS, Section 10.9 of the Purchase Agreement generally provides that the Purchase Agreement, including any Exhibits thereto, may be amended by written agreement of the Parties.

A M E N D M E N T

NOW THEREFORE, in consideration of the foregoing, and of the terms and conditions set forth herein, the Parties hereby agree as follows:

1.
Definitions. Each of the following definitions in the Purchase Agreement is hereby added, replaced or amended and restated in its entirety, as applicable, as follows:

a.
Amended and restated: “Base Purchase Price” means an amount equal to the Initial Base Amount on the Original Payment Date, which shall accrue interest such that, on the New Payment Date, the Base Purchase Price shall equal the Full Base Amount; provided that if, on December 31, 2024, all of the Reduction Criteria are satisfied, (x) the Initial Base Amount and the Full Base Amount will be revised in accordance with the definitions thereof and (y) Exhibit 2 shall, automatically without further action of the Parties, be amended accordingly in order to reflect the reduction in the accumulated Base Purchase Price.

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b.
Added: “Full Base Amount” means $25,300,000, which amount shall be automatically reduced to $22,300,000 if, and only if, the Reduction Criteria are satisfied as of December 31, 2024.

c.
Added: “New Payment Date” means December 31, 2027.

d.
Added: “Initial Base Amount” means $19,698,962, which amount shall be automatically reduced to $16,698,962 if, and only if, the Reduction Criteria are satisfied as of December 31, 2024. Additionally, the Parties agree that the Initial Base Amount assumes the timely payment of each of the Monthly Payments, and such Initial Base Amount shall automatically increase to the extent Purchaser fails to make any of the Monthly Payments.

e.
The defined term Payment Date and each usage hereof is replaced by the following term:
“Original Payment Date” means April 1, 2024.

f.
Added: “Reduction Criteria” means each of the following criteria: (i) Purchaser’s largest shareholder has contributed at least $3,000,000 in additional capital to Purchaser, (ii) Purchaser is (and, since the date hereof, has been at all times) listed on the Nasdaq Stock Market LLC or any other nationally-recognized stock exchange, and (iii) between February 29, 2024 and April 15, 2024, Purchaser timely makes each of the Monthly Payments to Debt Seller pursuant to Section 2.4(b)(ii)(A). In the event that all of the Reduction Criteria are satisfied as of December 31, 2024, then on December 31, 2024, the Purchaser and the Debt Seller will enter into a confirmatory debt reduction agreement (or such other agreement as may be reasonably required), pursuant to which the Parties will confirm that the Initial Base Amount and the Full Base Amount will be reduced in accordance with the definitions thereof.

2.
Capital Raise Payment Obligations. Section 2.4(b)(i) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“in the event Purchaser or any of its Subsidiaries receives any proceeds through the sale of any securities in a private placement or public offering of securities (each an “Offering”), Purchaser shall pay to the Debt Seller an amount equal to thirty-five percent (35%) of the net proceeds of the Offering no later than sixty (60) days after the Offering unless otherwise agreed to by the Parties; provided that any amounts due with respect to any public Offerings that occur in the year 2024 shall be due and payable no later than January 15, 2025; provided further that any amounts due as a result of any private Offerings to any executive officers or directors of Purchaser that occur in the year 2024 shall be due and payable no later than December 31, 2025; and”

3.
Payment Obligations Amendment. Section 2.4(b)(ii)(A) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Purchaser shall (x) make three monthly payments of $157,896 on or prior to February 29, 2024, March 31, 2024, and April 15, 2024 in respect of the year 2024 (the “Monthly Payments”) and (y) make payments such that the total payments made to Debt Seller will equal the accumulated annual payments set forth on Exhibit 2 by no later than December 31 of 2025, 2026, and 2027, respectively. Purchaser shall be obligated to pay the full amount of any remaining Unpaid Purchase Price (inclusive of any accrued interest at the Specified Rate) by no later than December 31, 2028. Notwithstanding anything to the contrary in this Agreement, Purchaser shall have the right, at any time and from time to time, to prepay all or any portion of the Unpaid Purchase Price by providing notice to the Debt Seller in

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accordance with Section 2.4(c). In the event of a partial prepayment of any Unpaid Purchase Price, Exhibit 2 shall be updated by the Debt Seller to reflect any reduction in the amounts of the payments due. No penalty, premium, or additional cost shall be payable by the Purchaser in connection with any prepayment.”

4.
Exhibit Amendment. Exhibit 2 of the Purchase Agreement is hereby replaced by the table in Annex A hereto.

5.
Effect of Amendment. The terms of this Amendment shall amend the Purchase Agreement as if fully set forth in the Purchase Agreement. If there is any conflict between the terms, conditions, and obligations of this Amendment (including Annex A hereto) and the Purchase Agreement (including Exhibit 2 thereto), the terms, conditions, and obligations of this Amendment shall control. All other provisions of the Purchase Agreement not specifically modified by this Amendment shall be unmodified and remain in full force and effect.

6.
Governing Law. This Amendment, and all claims or causes of action (whether in contract, tort, or otherwise) that may be based upon, arise out of, or relate to this Amendment or the negotiation, execution, or performance of this Amendment, shall be governed by and construed in accordance with the internal Laws of the State of Delaware without reference to its choice of law rules.

7.
Counterparts. This Amendment may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

AXA S.A.

By: /s/ Jean-Damien Létoquart

Name: Jean-Damien Létoquart

Title: Head of group Corporate

Finance and Treasury

MARPAI, INC.

By: /s/ Steve Johnson

Name: Steve Johnson

Title: Chief Financial Officer

Signature Page to Amendment No.1 to Purchase Agreement

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ANNEX A

Date	Minimum Aggregate Annual Payments
2024	$ 2,294,751
2025	$ 8,300,000
2026	$ 16,300,000
2027	$ 25,300,000

The above amounts shall be reduced as indicated in the following table if the Reduction Criteria are satisfied:

Date	Minimum Aggregate Annual Payments
2024	$ 2,294,751
2025	$ 5,300,000
2026	$ 13,300,000
2027	$ 22,300,000

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